     As filed with the Securities and Exchange Commission on August 12, 1999
                                                      Registration No. 333-80737



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      ------------------------------------




                               AMENDMENT NO. 4 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------



                         HORSESHOE GAMING HOLDING CORP.
             (Exact name of Registrant as specified in its charter)



                DELAWARE                                      7999                                 88-0425131
      (State or other jurisdiction                (Primary Standard Industrial                  (I.R.S. Employer
    of incorporation or organization)              Classification Code Number)                Identification No.)


                           4024 SOUTH INDUSTRIAL ROAD
                             LAS VEGAS, NEVADA 89103
                                 (702) 650-0080

                        (Address, including ZIP code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)


                      ------------------------------------



                                 KIRK C. SAYLOR
                             CHIEF FINANCIAL OFFICER
                         HORSESHOE GAMING HOLDING CORP.
                                568 COLONIAL ROAD
                            MEMPHIS, TENNESSEE 38117
                            TELEPHONE: (901) 820-2460
                            FACSIMILE: (901) 820-2461

                    (Name, address, including ZIP code, and
                           telephone number, including
                              area code, of agent
                                  for service)

                      ------------------------------------


                                    Copy to:

                            ROBERT M. FRIEDMAN, ESQ.
                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 758-9500
                            FACSIMILE: (212) 758-9526


                      ------------------------------------



         Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                      ------------------------------------

         WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEN BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                Explanatory Note



         This amendment is being filed solely to add an exhibit to the registration statement.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         The General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the Delaware Law, we have included in our Certificate of Incorporation and bylaws a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent permitted by the Delaware Law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following is a complete list of Exhibits filed as a part of this Registration Statement, which are incorporated herein:


        1.1      ###    Purchase Agreement, dated May 6, 1999, by and among Horseshoe
                        Gaming Holding Corp. and the initial purchasers.

        2.1      ##     First Amendment to Deposit Escrow Agreement, by and among
                        Horseshoe Gaming, L.L.C. and Empress Entertainment, Inc.,
                        dated March 25, 1999.

        2.2      ##     First Amendment to Agreement and Plan of Merger, dated as
                        of March 25, 1999, to the Agreement and Plan of Merger, dated as of September 22, 1998, by and among Horseshoe Gaming,
                        L.L.C., Horseshoe Gaming (Midwest), Inc., Empress Acquisition
                        Illinois, Inc., Empress Acquisition Indiana, Inc., Empress
                        Casino Joliet Corporation, Empress Casino Hammond Corporation
                        and Empress Entertainment, Inc.

        2.3      #      Agreement and Plan of Merger, dated as of September 2, 1998, by and among Horseshoe Gaming, L.L.C., Horseshoe Gaming
                        (Midwest), Inc., Empress Acquisition Illinois, Inc., Empress
                        Acquisition Indiana, Inc., Empress Casino Joliet Corporation,
                        Empress Casino Hammond Corporation and Empress Entertainment,
                        Inc.

        2.4      ###    Subscription and Reorganization Agreement, dated as of
                        April 23, 1999, by and among Horseshoe Gaming Holding Corp,
                        Horseshoe Gaming, L.L.C., Robinson Property Group, Inc., and
                        others listed therein.

        2.5      ####   Second Amendment to Agreement and Plan of Merger, dated
                        as of July 23, 1999, to the Agreement and Plan of Merger,
                        dated as of September 22, 1998, by and among Horseshoe Gaming,
                        L.L.C., Horseshoe Gaming (Midwest), Inc., Empress Acquisition
                        Illinois, Inc., Empress Acquisition Indiana, Inc., Empress
                        Entertainment, Inc., Empress Casino Joliet Corporation and
                        Empress Casino Hammond Corporation.

        3.1      ###    Certificate of Incorporation of Horseshoe Gaming Holding Corp.

        3.2      ###    By-laws of Horseshoe Gaming Holding Corp.

        4.1   ###       Indenture, dated as of May 11, 1999, by and between
                        Horseshoe Gaming Holding Corp. and U.S. Trust Company,
                        National Association.

        4.2   ###       Second Supplemental Indenture, dated as of May 11, 1999,
                        to Indenture, dated as of October 10, 1995, by and between
                        Horseshoe Gaming, L.L.C., Robinson Property Group Limited
                        Partnership and U.S. Trust Company, National Association.

        4.3   *         Mortgage, Security Agreement and Assignment of Leases and
                        Rents executed by Horseshoe Entertainment, as Mortgagor, in favor of Horseshoe Gaming, L.L.C., as Mortgagee.

        4.4   *         First Preferred Ship Mortgage on the whole of the Queen of the Red executed by Horseshoe Entertainment, as Owner and
                        Mortgagor, in favor of Horseshoe Gaming, L.L.C., as Mortgagee.

        4.5   *         Bossier City Security Agreement and Assignment thereof.

        4.6   *         Deed of Trust Security Agreement and Assignment of Leases
                        and Rents from Robinson Property Group Limited Partnership, as
                        Grantor, to Rowan H. Taylor, Jr., an individual, as Trustee for the benefit of Horseshoe Gaming, L.L.C., and Hanwa
                        American Corp., Yewdale Holdings Limited and debis Financial
                        Services, Inc., as Beneficiaries.

        4.7   *         First Preferred Ship Mortgage on the whole of the Horseshoe
                        Casino and Hotel, Tunica executed by Robinson Property Group
                        Limited Partnership, as Owner and Mortgagor, in favor of
                        Horseshoe Gaming, L.L.C. and Chemical Trust Company of
                        California, as Mortgagee.

        4.8   *         Tunica County Security Agreement and Assignment thereof.

        4.9   *         Intercompany Senior Secured Note due September 30, 2000,
                        executed by Horseshoe Entertainment in favor of Horseshoe
                        Gaming, L.L.C.

        4.10  *         Intercompany Senior Secured Note due September 30, 2000,
                        executed by Robinson Property Group Limited Partnership in favor of Horseshoe Gaming, L.L.C.

        4.11  *         Form of Senior Note of Horseshoe Gaming, L.L.C. 12.75% Senior
                        Notes due 2000.

        4.12  *         Indenture, dated as of October 10, 1995, by and among
                        Horseshoe Gaming, L.L.C., U.S. Trust Company of California,
                        N.A., as Trustee, and Robinson Property Group Limited
                        Partnership, as Guarantor, with respect to the 12.75% Senior
                        Notes due 2000.

        4.13  *         Collateral Agency Agreement, dated as of October 6, 1995, by and among Horseshoe Gaming, L.L.C., Robinson Property Group
                        Limited Partnership, B&O Development Limited Partnership, JBB
                        Gaming Investments, L.L.C. (formerly Worldwide Gaming
                        Investments, L.L.C.), and Jack Binion, as Grantors, the
                        Purchasers of the 12.75% Senior Notes due 2000, and United
                        States Trust Company of New York, as Collateral Agent.

        4.14  *         Second Pledge Agreement, dated as of October 10, 1995, from
                        Jack Binion, B&O Development Limited Partnership, and JBB
                        Gaming Investments, L.L.C. (formerly Worldwide Gaming
                        Investments, L.L.C.) in favor of United States Trust Company of New York, as Collateral Agent for the benefit of the
                        Holders of 12.75% Senior Notes due September 30, 2000 issued by Horseshoe Gaming, L.L.C.

        4.15  ###       Amendment No. 1 to Second Pledge Agreement, from Jack
                        Binion, B&O Development Limited Partnership, JBB Gaming
                        Investments, L.L.C. in favor of United States Trust Company of
                        New York for the benefit of the Holders of 12.75% Senior Notes due September 30, 2000.

        4.16  *         Second Pledge Agreement, dated as of October 10, 1995, from
                        Horseshoe Gaming, L.L.C. in favor of United States Trust
                        Company of New York, for the ratable benefit of the Holders of
                        12.75% Senior Notes due September 30, 2000 issued by Horseshoe
                        Gaming, L.L.C.

        4.17  ###       Amendment No. 1 to Second Pledge Agreement, from Horseshoe
                        Gaming, L.L.C. in favor of United States Trust Company of New
                        York for the ratable benefit of the Holders of 12.75% Senior
                        Notes due September 30, 2000.

        4.18  *         Second Ship Mortgage on the Whole of the Queen of the Red by
                        Horseshoe Entertainment owner and mortgagor in favor of
                        Horseshoe Gaming, L.L.C., as Mortgagee.

        4.19  ###       Amendment No. 1 to Second Ship Mortgage on the Whole of
                        the Queen of the Red by Horseshoe Entertainment in favor of
                        Horseshoe Gaming, L.L.C.

        4.20  *         Bossier City Second Security Agreement and Assignment thereof.

        4.21  *         Second Deed of Trust, Security Agreement and Assignment of
                        Leases and Rents from Robinson Property Group Limited
                        Partnership, as Grantor, to Rowan H. Taylor, Jr., an
                        individual, as Trustee for the benefit of Horseshoe Gaming,
                        L.L.C. and United States Trust Company of New York, as
                        Collateral Agent for the Senior Note Holder, as beneficiaries.

        4.22  ###       Amendment No. 1 to Second Deed of Trust, Security
                        Agreement and Assignment of Leases and Rents from Robinson
                        Property Group, Limited Partnership to Rowan H. Taylor, Jr.
                        for the benefit of Horseshoe Gaming, L.L.C. and United States
                        Trust Company of New York for the ratable benefit of the
                        Holders of 12.75% Senior Notes due September 30, 2000.

        4.23  *         Second Ship Mortgage on the Whole of the Horseshoe Casino &
                        Hotel, Tunica executed by Robinson Property Group Limited
                        Partnership, as Owner and Mortgagor, in favor of Horseshoe
                        Gaming, L.L.C. and United States Trust Company of New York, as
                        Collateral Agent for the ratable benefit of the Senior Note
                        Holders.

        4.24  ###       Amendment No. 1 to Second Ship Mortgage on the Whole of
                        the Horseshoe Casino & Hotel, Tunica executed by Robinson
                        Property Group Limited Partnership, as Owner and Mortgagor, in
                        favor of Horseshoe Gaming, L.L.C. and United Trust Company of
                        New York.

        4.25  ***       Amendment No. 1 to Indenture, dated as of July 19, 1996,
                        by and among Horseshoe Gaming, L.L.C., Robinson Property Group
                        Limited Partnership and U.S. Trust Company of California,
                        N.A., as Trustee under the Indenture.

        4.26  +         Intercompany Senior Secured Note due September 30, 2000
                        executed by Robinson Property Group Limited Partnership in favor of Horseshoe Gaming, L.L.C.

        4.27  +         Intercompany Senior Secured Note due September 30, 2000 executed by Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C.

        4.28  ++        Purchase Agreement for 9 3/8% Series A Senior Subordinated Notes
                        by and among Horseshoe Gaming, L.L.C. and Robinson Property
                        Group Limited Partnership, as guarantor, and Wasserstein
                        Perella Securities, Inc. as Initial Purchaser.

        4.29  ++        Form of 9 3/8% Senior Subordinated Note due 2007 of Horseshoe
                        Gaming, L.L.C.

        4.30  ++        Indenture, dated as of June 15, 1997, by and among
                        Horseshoe Gaming, L.L.C., U.S. Trust Company of Texas, N.A.,
                        as Trustee, and Robinson Property Group Limited Partnership,
                        as guarantor, with respect to the 9 3/8% Senior Subordinated
                        Notes due 2007.

        4.31  ++        Exchange and Registration Rights Agreement, dated as of
                        June 25, 1997, by and among Horseshoe Gaming, L.L.C., Robinson
                        Property Group Limited Partnership and Wasserstein Perella
                        Securities, Inc.

        4.32  ++        Intercompany Senior Secured Note due June 15, 2007 executed by Robinson Property Group Limited Partnership in favor of
                        Horseshoe Gaming, L.L.C.

        4.33  ++        Intercompany Senior Secured Note due June 15, 2007 executed by
                        Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C.

        4.34  +++       Intercompany Senior Secured Note due June 15, 2000
                        executed by Robinson Property Group Limited Partnership in favor of Horseshoe Gaming, L.L.C.

        4.35  +++       Intercompany Senior Secured Note due June 15, 2000 executed by
                        Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C.

        4.36  +++       Amended and Restated Credit Facility Agreement, dated as
                        of November 12, 1997, by and among Horseshoe Gaming, L.L.C.
                        and Canadian Imperial Bank of Commerce as agent for the
                        lenders.

        4.37  ###       Amendment No. 1 to the Amended and Restated Note
                        Assignment, dated as of May 11, 1999, from Horseshoe Gaming,
                        L.L.C. in favor of the Holders of Senior Secured Credit
                        Facility Notes due September 30, 2000.

        4.38  +++       Form of Revolving Note between Horseshoe Gaming, L.L.C. and
                        Lender pursuant to the Amended and Restated Credit Facility Agreement.

        4.39  +++       Form of Swingline Note between Horseshoe Gaming, L.L.C.
                        and Canadian Imperial Bank of Commerce pursuant to the Amended and Restated Credit Facility Agreement.

        4.40  +++       Security Agreement made as of November 12, 1997 by the Company in favor of Canadian Imperial Bank of Commerce (the "Bank").

        4.41  +++       Guarantee and Security Agreement made by Horseshoe Gaming, Inc.
                        as of November 12, 1997 in favor of the Bank.

        4.42  +++       Guarantee and Security Agreement made by Horseshoe GP, Inc. as of November 12, 1997 in favor of the Bank.

        4.43  +++       Amended and Restated Guarantee and Security Agreement made by Robinson Property Group LP as of November 12, 1997 in favor of the Bank.

        4.44  +++       Guarantee and Security Agreement made by New Gaming
                        Capital Partnership as of November 12, 1997 in favor of the
                        Bank.

        4.45  +++       Guarantee and Security Agreement made by Horseshoe Ventures as of November 12, 1997 in favor of the Bank.

        4.46  +++       Amended and Restated Note Assignment made by Horseshoe
                        Gaming, L.L.C. as of November 12, 1997 in favor of the Bank and United States Trust Company of New York for the ratable benefit of the Holders of 12.75% Senior Notes due September
                        30, 2000 issued by Horseshoe Gaming, L.L.C.

        4.47  +++       Amended and Restated Pledge Agreement of HGHC as of November 12,
                        1997 in favor of the Bank.

        4.48  +++       Amended and Restated Pledge Agreement of JBB Gaming Investments
                        as of November 12, 1997 in favor of the Bank.

        4.49  +++       Amended and Restated Intercreditor Agreement, dated as of November
                        12, 1997, by and between Horseshoe Gaming, L.L.C. and Canadian
                        Imperial Bank of Commerce.

        4.50  @         Dealer Manager Agreement, dated as of April 20, 1999, by and between Horseshoe Gaming, L.L.C. and Donaldson, Lufkin &
                        Jenrette Securities Corporation.

        4.51  ****      Horseshoe Gaming Holding Corp. Credit Agreement, dated as of June 30,
                        1999, by and among Horseshoe Gaming Holding Corp., the Lenders listed therein, DLJ Capital Funding, Inc. and Canadian Imperial Bank of Commerce.(1)


        5.1   @@@       Opinion of Swidler Berlin Shereff Friedman, LLP.


       10.1   ###       Settlement Term Sheet, dated as of May 19, 1999, by and
                        among Jack B. Binion, Horseshoe Gaming, Inc., Horseshoe
                        Gaming, L.L.C., Paul R. Alanis, Loren Ostrow, John Schreiber
                        and Cliff Kortman.

       10.2   ###       Horseshoe Note Pledge and Security Agreement, dated as of
                        and on May 11, 1999, by and among Horseshoe Gaming Holding
                        Corp., Horseshoe Gaming, L.L.C. and U.S. Trust Company,
                        National Association.

       10.3   ###       Promissory Note, dated May 11, 1999, from Horseshoe Gaming,
                        L.L.C. to Horseshoe Gaming Holding Corp. for $240,349,125.00.

       10.4   ###       Registration Rights Agreement, dated May 11, 1999, by and
                        among Horseshoe Gaming Holding Corp. and the initial
                        purchasers.

       10.5   ###       Security and Control Agreement, dated as of and on May 11, 1999, by and among Horseshoe Gaming Holding Corp. and U.S. Trust Company,
                        National Association.

       10.6   ###       Guarantee, dated as of May 11, 1999, by Robinson Property
                        Group, Limited Partnership for the benefit of Horseshoe Gaming
                        Holding Corp.


--------
(1) In accordance with item 601 of Regulation S-K, the Registrant has not filed the schedules to this Agreement with the Securities and Exchange Commission. The Registrant undertakes to supplementally provide a copy of such schedules to the Securities and Exchange Commission upon request.

       10.7   ###       Guarantee, dated as of May 11, 1999, by Horseshoe
                        Entertainment for the benefit of Horseshoe Gaming Holding
                        Corp.

       10.8   ###       Stockholders' Agreement for Horseshoe Gaming Holding Corp.,
                        dated as of April 29 1999, by and among Horseshoe Gaming
                        Holding Corp. and parties listed therein.

       10.9   *         401(k) Plan of Robinson Property Group Limited Partnership.

       10.10  **        Registration Rights Agreement, dated as of October 10,
                        1995, by and between Horseshoe Gaming, L.L.C., on the one
                        hand, and Yewdale Holdings Limited, Post Balanced Fund, L.P.,
                        Capital Fund Foundation, Raymond Zimmerman, as Trustee for the
                        Charles N. Mathewson Charitable Remainder Uni Trust, Hanwa
                        American Corp., Onyx Partners, Inc., Alpine Associates,
                        Janless Corp, Andrew Astrachan, and Donald Schupak, on the
                        other hand.

       10.11  ++        Second Amended and Restated Employment Agreement, dated as of
                        October, 1, 1995, by and between Horseshoe Gaming, Inc. and
                        Walter J. Haybert.

       10.12  *         Employment Agreement, dated January 1, 1996, by and between
                        Horseshoe Gaming, Inc. and Paul Alanis.

       10.13  *         Employment Agreement, dated January 1, 1996, by and between
                        Horseshoe Gaming, L.L.C. and Loren S. Ostrow.

       10.14  ++        Second Amended and Restated Employment Agreement, dated as of October 1, 1995, by and between Horseshoe Gaming, Inc.
                        and John Michael Allen.

       10.15  ++        Second Amended and Restated Employment Agreement, dated as of October 1, 1995, by and between Horseshoe Gaming, Inc.
                        and John J. Schreiber.

       10.16  ++        1997 Unit Option Plan of Horseshoe Gaming, L.L.C.

       10.17  ##        Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Larry Lepinski.

       10.18  ##        Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Cliff Kortman.

       10.19  ##        Warrant Purchase Agreement, dated as of December 21, 1998, by and between Hanwa Co., Ltd. and Horseshoe Gaming, L.L.C.

       10.20  ##        Settlement Agreement, dated as of December 31, 1998, by and among Horseshoe Gaming, Inc., Horseshoe Gaming, L.L.C. and
                        Hollywood Park, Inc.

       10.21  ##        Settlement Agreement, dated as of February 3, 1999, by and among Horseshoe Gaming, Inc., Horseshoe Gaming, L.L.C. and Mike Allen.

       10.22  ##        Letter Agreement, dated October 19, 1998, by Horseshoe Gaming,
                        Inc. and Horseshoe Gaming, L.L.C. and accepted by Walter Haybert.

       10.23  ##        Letter Agreement, dated January 4, 1999, by Horseshoe Gaming,
                        Inc. and Horseshoe Gaming, L.L.C. and accepted by Walter Haybert.

       10.24  ##        Mutual General Release, dated February 23, 1999, by and
                        among Horseshoe Gaming, L.L.C., Horseshoe Gaming, Inc.,
                        Horseshoe GP, Inc., Robinson Property Group Limited
                        Partnership, New Gaming Capital Partnership, Horseshoe
                        Entertainment, and Nobutaka Mutaguchi.

       10.25  ##        Exclusive License Agreement, dated July 2, 1998, by and between
                        Horseshoe Gaming, L.L.C. and Horseshoe License Company.

       10.26  ##        Amended and Restated Employment Agreement, dated November 23,
                        1998, by and between Horseshoe Gaming, Inc. and Gary Border.

       10.27  ##        Amended and Restated Employment Agreement, dated November 23,
                        1998, by and between Horseshoe Gaming, Inc. and Larry Lepinski.

       10.28  ##        Amended and Restated Employment Agreement, dated October
                        15, 1998, by and between Horseshoe Gaming, Inc. and Robert
                        McQueen.

       10.29  ##        Amended and Restated Employment Agreement, dated November 23,
                        1998, by and between Horseshoe Gaming, Inc. and Kirk Saylor.

       10.30  ###       Amended and Restated Employment Agreement, dated November 23,
                        1998, by and between Horseshoe Gaming, Inc. and David Carroll.

       10.31  ###       Amended and Restated Employment Agreement, dated November 23,
                        1998, by and between Horseshoe Gaming, Inc. and John Moran.

       10.32  ###       Employment Agreement, dated as of November 3, 1998, by and between Horseshoe Gaming, Inc. and Roger Wagner.

       10.33  ##        Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Urs Vogel.

       10.34  ##        Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Glen Buxton.

       10.35  @         Agreement, dated as of April 21, 1999, by and among
                        Horseshoe Gaming, L.L.C., Horseshoe Gaming, Inc., Horseshoe
                        Entertainment, LP, and New Gaming Capital Partnership; Jack B.
                        Binion; The Robin Group, Inc. and August Robin.

       10.36  @         Agreement, dated as of April 21, 1999, by and among
                        Horseshoe Gaming, L.L.C., Horseshoe Gaming, Inc., Horseshoe
                        Entertainment, LP, and New Gaming Capital Partnership; Jack B.
                        Binion; Wendell Piper; Cassandra Piper; and Robert E. Piper, Jr.

       10.37  ####      Employment Agreement, dated as of January 11, 1999, by and between Horseshoe Gaming, Inc. and Joseph J. Canfora.

       10.38  ####      Consulting Agreement, dated as of July 23, 1999, by and between
                        Horseshoe Gaming, L.L.C. and Empress Entertainment, Inc.

       12.1   ###       Statements re Computations of Ratios

       20.1   #         Press Release issued on September 2, 1998 by Horseshoe
                        Gaming, L.L.C. announcing that it had executed an agreement to acquire the riverboat gaming operations of Empress
                        Entertainment, Inc.

       21.1   ###       Subsidiaries of Horseshoe Gaming Holding Corp.


       23.1   @@        Consent of Arthur Andersen LLP.

       23.2   @@        Consent of Ernst & Young LLP.

       23.3   @@@       Consent of Swidler Berlin Shereff Friedman, LLP (included
                        in Exhibit 5.1 to this Registration Statement).


       24.1   ###       Power of Attorney (included on signature page hereto).

       25.1   ###       Statement of Eligibility of Trustee.

       27.1   ###       Financial Data Schedule

       99.1   ###       Form of Letter of Transmittal for Tender of all
                        Outstanding 8 5/8% Series A Senior Subordinated Notes Due 2009
                        in exchange for 8 5/8% Series B Senior Subordinated Notes Due
                        2009 of Horseshoe Gaming Holding Corp.

       99.2   ###       Form of Tender for all Outstanding 8 5/8% Series A Senior
                        Subordinated Notes Due 2009 in exchange for 8 5/8% Series B
                        Senior Subordinated Notes Due 2009 of Horseshoe Gaming Holding
                        Corp.

       99.3   ###       Form of Instruction to Registered Holder from Beneficial
                        Owner of 8 5/8% Series A Senior Subordinated Notes Due 2009 of
                        Horseshoe Gaming Holding Corp.

       99.4   ###       Form of Notice of Guaranteed Delivery for Outstanding
                        8 5/8% Series A Senior Subordinated Notes Due 2009 in exchange for 8 5/8% Series B Senior Subordinated Notes Due 2009 of
                        Horseshoe Gaming Holding Corp.

-----------------------------

* Filed as an Exhibit to Horseshoe Gaming, L.L.C. Registration Statement on Form S-4 (No. 333-0214) (the "1996 Form S-4") filed on January 8, 1996.

** Filed as an Exhibit to Horseshoe Gaming, L.L.C. Amendment No. 1 to the 1996 Form S-4 filed on April 26, 1996.

*** Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended June 30, 1996.

+ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended March 31, 1997.

++ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Registration Statement on Form S-4 (No. 333-33145) filed on August 7, 1997.

+++ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-K for the Year Ended December 31, 1997.

# Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 8-K filed on September 12, 1998.

## Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-K for the fiscal year ended December 31, 1998.

@ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended March 31, 1999.

### Filed as an Exhibit to Horseshoe Gaming Holding Corp.'s Form S-4 Registration Statement filed on June 15, 1999.

#### Filed as an Exhibit to Amendment No. 1 to Horseshoe Gaming Holding Corp's Form S-4 Registration Statement filed on July 30, 1999.

**** Filed as an Exhibit to Amendment No. 2 to Horseshoe Gaming Holding Corp's Form S-4 Registration Statement filed on August 2, 1999.


@@ Filed as an Exhibit to Amendment No. 3 to Horseshoe Gaming Holding Corp's Form S-4 Registration Statement filed on August 10, 1999.



@@@      Filed herewith.



ITEM 22. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         - To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         - To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         - To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended, or the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (5) That every prospectus (x) that is filed pursuant to paragraph (4) immediately preceding, or (y) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 promulgated by the SEC, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, Horseshoe Gaming Holding Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 11, 1999.



                                     HORSESHOE GAMING HOLDING CORP.


                                     By:        *
                                          -------------------------------------
                                          Jack B. Binion
                                          Chairman of the Board, President and
                                          Chief Executive Officer



         Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 11, 1999.



                SIGNATURE                                               TITLE
                ---------                                               -----
                      *                               Chairman of the Board, President and Chief Executive
---------------------------------------               Officer (Principal Executive Officer) and Director

Jack B. Binion



/s/ Kirk C. Saylor                                    Chief Financial Officer (Principal Financial
---------------------------------------               Officer)
                Kirk C. Saylor




                                                      Director
---------------------------------------
               Peri Cope Howard



                      *                                Director
---------------------------------------
              Leslie Kenny


*By:     /s/ Kirk C. Saylor
         ------------------------------
         Attorney-in-Fact


EXHIBIT INDEX

    1.1   ###      Purchase Agreement, dated May 6, 1999, by and among
                   Horseshoe Gaming Holding Corp. and the initial
                   purchasers.

        2.1   ##           First Amendment to Deposit Escrow Agreement, by and
                           among Horseshoe Gaming, L.L.C. and Empress
                           Entertainment, Inc., dated March 25, 1999.

        2.2   ##           First Amendment to Agreement and Plan of Merger,
                           dated as of March 25, 1999, to the Agreement and Plan
                           of Merger, dated as of September 22, 1998, by and
                           among Horseshoe Gaming, L.L.C., Horseshoe Gaming
                           (Midwest), Inc., Empress Acquisition Illinois, Inc.,
                           Empress Acquisition Indiana, Inc., Empress Casino
                           Joliet Corporation, Empress Casino Hammond
                           Corporation and Empress Entertainment, Inc.

        2.3   #            Agreement and Plan of Merger, dated as of September
                           2, 1998, by and among Horseshoe Gaming, L.L.C.,
                           Horseshoe Gaming (Midwest), Inc., Empress Acquisition
                           Illinois, Inc., Empress Acquisition Indiana, Inc.,
                           Empress Casino Joliet Corporation, Empress Casino
                           Hammond Corporation and Empress Entertainment, Inc.

        2.4   ###          Subscription and Reorganization Agreement, dated as
                           of April 23, 1999, by and among Horseshoe Gaming
                           Holding Corp, Horseshoe Gaming, L.L.C., Robinson
                           Property Group, Inc., and others listed therein.

        2.5   ####         Second Amendment to Agreement and Plan of Merger,
                           dated as of July 23, 1999, to the Agreement and Plan
                           of Merger, dated as of September 22, 1998, by and
                           among Horseshoe Gaming, L.L.C., Horseshoe Gaming
                           (Midwest), Inc., Empress Acquisition Illinois, Inc.,
                           Empress Acquisition Indiana, Inc., Empress
                           Entertainment, Inc., Empress Casino Joliet
                           Corporation and Empress Casino Hammond Corporation.

        3.1   ###          Certificate of Incorporation of Horseshoe Gaming
                           Holding Corp.

        3.2   ###          By-laws of Horseshoe Gaming Holding Corp.

        4.1   ###          Indenture, dated as of May 11, 1999, by and between
                           Horseshoe Gaming Holding Corp. and U.S. Trust
                           Company, National Association.

        4.2   ###          Second Supplemental Indenture, dated as of May 11,
                           1999, to Indenture, dated as of October 10, 1995, by
                           and between Horseshoe Gaming, L.L.C., Robinson
                           Property Group Limited Partnership and U.S. Trust
                           Company, National Association.

        4.3   *            Mortgage, Security Agreement and Assignment of Leases
                           and Rents executed by Horseshoe Entertainment, as
                           Mortgagor, in favor of Horseshoe Gaming, L.L.C., as
                           Mortgagee.

        4.4   *            First Preferred Ship Mortgage on the whole of the
                           Queen of the Red executed by Horseshoe Entertainment,
                           as Owner and Mortgagor, in favor of Horseshoe Gaming,
                           L.L.C., as Mortgagee.

        4.5   *            Bossier City Security Agreement and Assignment thereof.

        4.6   *            Deed of Trust Security Agreement and Assignment of
                           Leases and Rents from Robinson Property Group Limited
                           Partnership, as Grantor, to Rowan H. Taylor, Jr., an
                           individual, as Trustee for the benefit of Horseshoe
                           Gaming, L.L.C., and Hanwa American Corp., Yewdale
                           Holdings Limited and debis Financial Services, Inc.,
                           as Beneficiaries.

        4.7   *            First Preferred Ship Mortgage on the whole of the
                           Horseshoe Casino and Hotel, Tunica executed by
                           Robinson Property Group Limited Partnership, as Owner
                           and Mortgagor, in favor of Horseshoe Gaming, L.L.C.
                           and Chemical Trust Company of California, as
                           Mortgagee.

        4.8   *            Tunica County Security Agreement and Assignment thereof.

        4.9   *            Intercompany Senior Secured Note due September 30,
                           2000, executed by Horseshoe Entertainment in favor of
                           Horseshoe Gaming, L.L.C.

        4.10  *            Intercompany Senior Secured Note due September 30,
                           2000, executed by Robinson Property Group Limited
                           Partnership in favor of Horseshoe Gaming, L.L.C.

        4.11  *            Form of Senior Note of Horseshoe Gaming, L.L.C.
                           12.75% Senior Notes due 2000.

        4.12  *            Indenture, dated as of October 10, 1995, by and among
                           Horseshoe Gaming, L.L.C., U.S. Trust Company of
                           California, N.A., as Trustee, and Robinson Property
                           Group Limited Partnership, as Guarantor, with respect
                           to the 12.75% Senior Notes due 2000.

        4.13  *            Collateral Agency Agreement, dated as of October 6,
                           1995, by and among Horseshoe Gaming, L.L.C., Robinson
                           Property Group Limited Partnership, B&O Development
                           Limited Partnership, JBB Gaming Investments, L.L.C.
                           (formerly Worldwide Gaming Investments, L.L.C.), and
                           Jack Binion, as Grantors, the Purchasers of the
                           12.75% Senior Notes due 2000, and United States Trust
                           Company of New York, as Collateral Agent.

        4.14  *            Second Pledge Agreement, dated as of October 10,
                           1995, from Jack Binion, B&O Development Limited
                           Partnership, and JBB Gaming Investments, L.L.C.
                           (formerly Worldwide Gaming Investments, L.L.C.) in
                           favor of United States Trust Company of New York, as
                           Collateral Agent for the benefit of the Holders of
                           12.75% Senior Notes due September 30, 2000 issued by
                           Horseshoe Gaming, L.L.C.

        4.15  ###          Amendment No. 1 to Second Pledge Agreement, from Jack
                           Binion, B&O Development Limited Partnership, JBB
                           Gaming Investments, L.L.C. in favor of United States
                           Trust Company of New York for the benefit of the
                           Holders of 12.75% Senior Notes due September 30,
                           2000.

        4.16  *            Second Pledge Agreement, dated as of October 10,
                           1995, from Horseshoe Gaming, L.L.C. in favor of
                           United States Trust Company of New York, for the
                           ratable benefit of the Holders of 12.75% Senior Notes
                           due September 30, 2000 issued by Horseshoe Gaming,
                           L.L.C.

        4.17  ###          Amendment No. 1 to Second Pledge Agreement, from
                           Horseshoe Gaming, L.L.C. in favor of United States
                           Trust Company of New York for the ratable benefit of
                           the Holders of 12.75% Senior Notes due September 30,
                           2000.

        4.18  *            Second Ship Mortgage on the Whole of the Queen of the
                           Red by Horseshoe Entertainment owner and mortgagor in
                           favor of Horseshoe Gaming, L.L.C., as Mortgagee.

        4.19  ###          Amendment No. 1 to Second Ship Mortgage on the Whole
                           of the Queen of the Red by Horseshoe Entertainment in
                           favor of Horseshoe Gaming, L.L.C.

        4.20  *            Bossier City Second Security Agreement and Assignment
                           thereof.

        4.21  *            Second Deed of Trust, Security Agreement and
                           Assignment of Leases and Rents from Robinson Property
                           Group Limited Partnership, as Grantor, to Rowan H.
                           Taylor, Jr., an individual, as Trustee for the
                           benefit of Horseshoe Gaming, L.L.C. and United States
                           Trust Company of New York, as Collateral Agent for
                           the Senior Note Holder, as beneficiaries.

        4.22  ###          Amendment No. 1 to Second Deed of Trust, Security
                           Agreement and Assignment of Leases and Rents from
                           Robinson Property Group, Limited Partnership to Rowan
                           H. Taylor, Jr. for the benefit of Horseshoe Gaming,
                           L.L.C. and United States Trust Company of New York
                           for the ratable benefit of the Holders of 12.75%
                           Senior Notes due September 30, 2000.

        4.23  *            Second Ship Mortgage on the Whole of the Horseshoe
                           Casino & Hotel, Tunica executed by Robinson Property
                           Group Limited Partnership, as Owner and Mortgagor, in
                           favor of Horseshoe Gaming, L.L.C. and United States
                           Trust Company of New York, as Collateral Agent for
                           the ratable benefit of the Senior Note Holders.

        4.24  ###          Amendment No. 1 to Second Ship Mortgage on the Whole
                           of the Horseshoe Casino & Hotel, Tunica executed by
                           Robinson Property Group Limited Partnership, as Owner
                           and Mortgagor, in favor of Horseshoe Gaming, L.L.C.
                           and United Trust Company of New York.

        4.25  ***          Amendment No. 1 to Indenture, dated as of July 19,
                           1996, by and among Horseshoe Gaming, L.L.C., Robinson
                           Property Group Limited Partnership and U.S. Trust
                           Company of California, N.A., as Trustee under the
                           Indenture.

        4.26  +            Intercompany Senior Secured Note due September 30,
                           2000 executed by Robinson Property Group Limited
                           Partnership in favor of Horseshoe Gaming, L.L.C.

        4.27  +            Intercompany Senior Secured Note due September 30,
                           2000 executed by Horseshoe Entertainment in favor of
                           Horseshoe Gaming, L.L.C.

        4.28  ++           Purchase Agreement for 9 3/8% Series A Senior
                           Subordinated Notes by and among Horseshoe Gaming,
                           L.L.C. and Robinson Property Group Limited
                           Partnership, as guarantor, and Wasserstein Perella
                           Securities, Inc. as Initial Purchaser.

        4.29  ++           Form of 9 3/8% Senior Subordinated Note due 2007 of
                           Horseshoe Gaming, L.L.C.

        4.30  ++           Indenture, dated as of June 15, 1997, by and among
                           Horseshoe Gaming, L.L.C., U.S. Trust Company of
                           Texas, N.A., as Trustee, and Robinson Property Group
                           Limited Partnership, as guarantor, with respect to
                           the 9 3/8% Senior Subordinated Notes due 2007.

        4.31  ++           Exchange and Registration Rights Agreement, dated as
                           of June 25, 1997, by and among Horseshoe Gaming,
                           L.L.C., Robinson Property Group Limited Partnership
                           and Wasserstein Perella Securities, Inc.

        4.32  ++           Intercompany Senior Secured Note due June 15, 2007
                           executed by Robinson Property Group Limited
                           Partnership in favor of Horseshoe Gaming, L.L.C.

        4.33  ++           Intercompany Senior Secured Note due June 15, 2007
                           executed by Horseshoe Entertainment in favor of
                           Horseshoe Gaming, L.L.C.

        4.34  +++          Intercompany Senior Secured Note due June 15, 2000
                           executed by Robinson Property Group Limited
                           Partnership in favor of Horseshoe Gaming, L.L.C.

        4.35  +++          Intercompany Senior Secured Note due June 15, 2000
                           executed by Horseshoe Entertainment in favor of
                           Horseshoe Gaming, L.L.C.

        4.36  +++          Amended and Restated Credit Facility Agreement, dated
                           as of November 12, 1997, by and among Horseshoe
                           Gaming, L.L.C. and Canadian Imperial Bank of Commerce
                           as agent for the lenders.

        4.37  ###          Amendment No. 1 to the Amended and Restated Note
                           Assignment, dated as of May 11, 1999, from Horseshoe
                           Gaming, L.L.C. in favor of the Holders of Senior
                           Secured Credit Facility Notes due September 30, 2000.

        4.38  +++          Form of Revolving Note between Horseshoe Gaming,
                           L.L.C. and Lender pursuant to the Amended and
                           Restated Credit Facility Agreement.

        4.39  +++          Form of Swingline Note between Horseshoe Gaming,
                           L.L.C. and Canadian Imperial Bank of Commerce
                           pursuant to the Amended and Restated Credit Facility
                           Agreement.

        4.40  +++          Security Agreement made as of November 12, 1997 by
                           the Company in favor of Canadian Imperial Bank of
                           Commerce (the "Bank").

        4.41  +++          Guarantee and Security Agreement made by Horseshoe
                           Gaming, Inc. as of November 12, 1997 in favor of the
                           Bank.

        4.42  +++          Guarantee and Security Agreement made by Horseshoe
                           GP, Inc. as of November 12, 1997 in favor of the Bank.

        4.43  +++          Amended and Restated Guarantee and Security Agreement
                           made by Robinson Property Group LP as of November 12,
                           1997 in favor of the Bank.

        4.44  +++          Guarantee and Security Agreement made by New Gaming
                           Capital Partnership as of November 12, 1997 in favor
                           of the Bank.

        4.45  +++          Guarantee and Security Agreement made by Horseshoe
                           Ventures as of November 12, 1997 in favor of the
                           Bank.

        4.46  +++          Amended and Restated Note Assignment made by
                           Horseshoe Gaming, L.L.C. as of November 12, 1997 in
                           favor of the Bank and United States Trust Company of
                           New York for the ratable benefit of the Holders of
                           12.75% Senior Notes due September 30, 2000 issued by
                           Horseshoe Gaming, L.L.C.

        4.47  +++          Amended and Restated Pledge Agreement of the Company
                           as of November 12, 1997 in favor of the Bank.

        4.48  +++          Amended and Restated Pledge Agreement of JBB Gaming
                           Investments as of November 12, 1997 in favor of the
                           Bank.

        4.49  +++          Amended and Restated Intercreditor Agreement, dated
                           as of November 12, 1997, by and between Horseshoe
                           Gaming, L.L.C. and Canadian Imperial Bank of
                           Commerce.

        4.50  @            Dealer Manager Agreement, dated as of April 20, 1999,
                           by and between Horseshoe Gaming, L.L.C. and
                           Donaldson, Lufkin & Jenrette Securities Corporation.

        4.51  ****         Horseshoe Gaming Holding Corp. Credit Agreement,
                           dated as of June 30, 1999, by and among Horseshoe
                           Gaming Holding Corp., the Lenders listed therein, DLJ
                           Capital Funding, Inc. and Canadian Imperial Bank of
                           Commerce.(2)

        5.1   @@@          Opinion of Swidler Berlin Shereff Friedman, LLP.


       10.1   ###          Settlement Term Sheet, dated as of May 19, 1999, by
                           and among Jack B. Binion, Horseshoe Gaming, Inc.,
                           Horseshoe Gaming, L.L.C., Paul R. Alanis, Loren
                           Ostrow, John Schreiber and Cliff Kortman.

       10.2   ###          Horseshoe Note Pledge and Security Agreement, dated
                           as of and on May 11, 1999, by and among Horseshoe
                           Gaming Holding Corp., Horseshoe Gaming, L.L.C. and
                           U.S. Trust Company, National Association.

       10.3   ###          Promissory Note, dated May 11, 1999, from Horseshoe
                           Gaming, L.L.C. to Horseshoe Gaming Holding Corp. for
                           $240,349,125.00.

       10.4   ###          Registration Rights Agreement, dated May 11, 1999, by
                           and among Horseshoe Gaming Holding Corp. and the
                           initial purchasers.

       10.5   ###          Security and Control Agreement, dated as of and on
                           May 11, 1999, by and among Horseshoe Gaming Holding
                           Corp. and U.S. Trust Company, National Association.

       10.6   ###          Guarantee, dated as of May 11, 1999, by Robinson
                           Property Group, Limited Partnership for the benefit
                           of Horseshoe Gaming Holding Corp.

       10.7   ###          Guarantee, dated as of May 11, 1999, by Horseshoe
                           Entertainment for the benefit of Horseshoe Gaming
                           Holding Corp.

       10.8   ###          Stockholders' Agreement for Horseshoe Gaming Holding
                           Corp., dated as of April 29, 1999, by and among
                           Horseshoe Gaming Holding Corp. and parties listed
                           therein.

       10.9   *            401(k) Plan of Robinson Property Group Limited
                           Partnership.

       10.10  **           Registration Rights Agreement, dated as of October
                           10, 1995, by and between Horseshoe Gaming, L.L.C., on
                           the one hand, and Yewdale Holdings Limited, Post
                           Balanced Fund, L.P., Capital Fund Foundation, Raymond
                           Zimmerman, as Trustee for the Charles N. Mathewson
                           Charitable Remainder Uni Trust, Hanwa American Corp.,
                           Onyx Partners, Inc., Alpine Associates, Janless Corp,
                           Andrew Astrachan, and Donald Schupak, on the other
                           hand.

       10.11  ++           Second Amended and Restated Employment Agreement,
                           dated as of October, 1, 1995, by and between
                           Horseshoe Gaming, Inc. and Walter J. Haybert.

       10.12  *            Employment Agreement, dated January 1, 1996, by and
                           between Horseshoe Gaming, Inc. and Paul Alanis.

--------
(2) In accordance with item 601 of Regulation S-K, the Registrant has not filed the schedules to this Agreement with the Securities and Exchange Commission. The Registrant undertakes to supplementally provide a copy of such schedules to the Securities and Exchange Commission upon request.

       10.13  *            Employment Agreement, dated January 1, 1996, by and
                           between Horseshoe Gaming, L.L.C. and Loren S. Ostrow.

       10.14  ++           Second Amended and Restated Employment Agreement,
                           dated as of October 1, 1995, by and between Horseshoe
                           Gaming, Inc. and John Michael Allen.

       10.15  ++           Second Amended and Restated Employment Agreement,
                           dated as of October 1, 1995, by and between Horseshoe
                           Gaming, Inc. and John J. Schreiber.

       10.16  ++           1997 Unit Option Plan of Horseshoe Gaming, L.L.C.

       10.17  ##           Unit Option Agreement, dated as of February 1, 1997,
                           by and between Horseshoe Gaming, L.L.C. and Larry
                           Lepinski.

       10.18  ##           Unit Option Agreement, dated as of February 1, 1997
                           by and between Horseshoe Gaming, L.L.C. and Cliff
                           Kortman.

       10.19  ##           Warrant Purchase Agreement, dated as of December 21,
                           1998, by and between Hanwa Co., Ltd. and Horseshoe
                           Gaming, L.L.C.

       10.20  ##           Settlement Agreement, dated as of December 31, 1998,
                           by and among Horseshoe Gaming, Inc., Horseshoe
                           Gaming, L.L.C. and Hollywood Park, Inc.

       10.21  ##           Settlement Agreement, dated as of February 3, 1999,
                           by and among Horseshoe Gaming, Inc., Horseshoe
                           Gaming, L.L.C. and Mike Allen.

       10.22  ##           Letter Agreement, dated October 19, 1998, by
                           Horseshoe Gaming, Inc. and Horseshoe Gaming, L.L.C.
                           and accepted by Walter Haybert.

       10.23  ##           Letter Agreement, dated January 4, 1999, by Horseshoe
                           Gaming, Inc. and Horseshoe Gaming, L.L.C. and
                           accepted by Walter Haybert.

       10.24  ##           Mutual General Release, dated February 23, 1999, by
                           and among Horseshoe Gaming, L.L.C., Horseshoe Gaming,
                           Inc., Horseshoe GP, Inc., Robinson Property Group
                           Limited Partnership, New Gaming Capital Partnership,
                           Horseshoe Entertainment, and Nobutaka Mutaguchi.

       10.25  ##           Exclusive License Agreement, dated July 2, 1998, by
                           and between Horseshoe Gaming, L.L.C. and Horseshoe
                           License Company.

       10.26  ##           Amended and Restated Employment Agreement, dated
                           November 23, 1998, by and between Horseshoe Gaming,
                           Inc. and Gary Border.

       10.27  ##           Amended and Restated Employment Agreement, dated
                           November 23, 1998, by and between Horseshoe Gaming,
                           Inc. and Larry Lepinski.

       10.28  ##           Amended and Restated Employment Agreement, dated
                           October 15, 1998, by and between Horseshoe Gaming,
                           Inc. and Robert McQueen.

       10.29  ##           Amended and Restated Employment Agreement, dated
                           November 23, 1998, by and between Horseshoe Gaming,
                           Inc. and Kirk Saylor.

       10.30  ###          Amended and Restated Employment Agreement, dated
                           November 23, 1998, by and between Horseshoe Gaming,
                           Inc. and David Carroll.

       10.31  ###          Amended and Restated Employment Agreement, dated
                           November 23, 1998, by and between Horseshoe Gaming,
                           Inc. and John Moran.

       10.32  ###          Employment Agreement, dated as of November 3, 1998,
                           by and between Horseshoe Gaming, Inc. and Roger
                           Wagner.

       10.33  ##           Unit Option Agreement, dated as of February 1, 1997,
                           by and between Horseshoe Gaming, L.L.C. and Urs
                           Vogel.

       10.34  ##           Unit Option Agreement, dated as of February 1, 1997,
                           by and between Horseshoe Gaming, L.L.C. and Glen
                           Buxton.

       10.35  @            Agreement, dated as of April 21, 1999, by and among
                           Horseshoe Gaming, L.L.C., Horseshoe Gaming, Inc.,
                           Horseshoe Entertainment, LP, and New Gaming Capital
                           Partnership; Jack B. Binion; The Robin Group, Inc.
                           and August Robin.

       10.36  @            Agreement, dated as of April 21, 1999, by and among
                           Horseshoe Gaming, L.L.C., Horseshoe Gaming, Inc.,
                           Horseshoe Entertainment, LP, and New Gaming Capital
                           Partnership; Jack B. Binion; Wendell Piper; Cassandra
                           Piper; and Robert E. Piper, Jr.

       10.37  ####         Employment Agreement, dated as of January 11, 1999,
                           by and between Horseshoe Gaming, Inc. and Joseph J.
                           Canfora.

       10.38  ####         Consulting Agreement, dated as of July 23, 1999, by
                           and between Horseshoe Gaming, L.L.C. and Empress
                           Entertainment, Inc.

       12.1   ###          Statements re Computations of Ratios

       20.1   #            Press Release issued on September 2, 1998 by
                           Horseshoe Gaming, L.L.C. announcing that it had
                           executed an agreement to acquire the riverboat gaming
                           operations of Empress Entertainment, Inc.

       21.1   ###          Subsidiaries of Horseshoe Gaming Holding Corp.


       23.1   @@           Consent of Arthur Andersen LLP.

       23.2   @@           Consent of Ernst & Young LLP.

       23.3   @@@          Consent of Swidler Berlin Shereff Friedman, LLP
                           (included in Exhibit 5.1 to this Registration
                           Statement).


       24.1   ###          Power of Attorney (included on signature page
                           hereto).

       25.1   ###          Statement of Eligibility of Trustee.

       27.1   ###          Financial Data Schedule

       99.1   ###          Form of Letter of Transmittal for Tender of all
                           Outstanding 8 5/8% Series A Senior Subordinated Notes
                           Due 2009 in exchange for 8 5/8% Series B Senior
                           Subordinated Notes Due 2009 of Horseshoe Gaming
                           Holding Corp.

       99.2   ###          Form of Tender for all Outstanding 8 5/8% Series A
                           Senior Subordinated Notes Due 2009 in exchange for
                           8 5/8% Series B Senior Subordinated Notes Due 2009 of Horseshoe Gaming Holding Corp.

       99.3   ###          Form of Instruction to Registered Holder from
                           Beneficial Owner of 8 5/8% Series A Senior
                           Subordinated Notes Due 2009 of Horseshoe Gaming
                           Holding Corp.

       99.4   ###          Form of Notice of Guaranteed Delivery for Outstanding
                           8 5/8% Series A Senior Subordinated Notes Due 2009 in exchange for 8 5/8% Series B Senior Subordinated
                           Notes Due 2009 of Horseshoe Gaming Holding Corp.

-----------------------------

* Filed as an Exhibit to Horseshoe Gaming, L.L.C. Registration Statement on Form S-4 (No. 333-0214) (the "1996 Form S-4") filed on January 8, 1996.

** Filed as an Exhibit to Horseshoe Gaming, L.L.C. Amendment No. 1 to the 1996 Form S-4 filed on April 26, 1996.

*** Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended June 30, 1996.

+ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended March 31, 1997.

++ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Registration Statement on Form S-4 (No. 333-33145) filed on August 7, 1997.

+++ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-K for the Year Ended December 31, 1997.

# Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 8-K filed on September 12, 1998.

## Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-K for the fiscal year ended December 31, 1998.

@ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended March 31, 1999.

### Filed as an Exhibit to Horseshoe Gaming Holding Corp.'s Form S-4 Registration Statement filed on June 15, 1999.

#### Filed as an Exhibit to Amendment No. 1 to Horseshoe Gaming Holding Corp's Form S-4 Registration Statement filed on July 30, 1999.

**** Filed as an Exhibit to Amendment No. 2 to Horseshoe Gaming Holding Corp's Form S-4 Registration Statement filed on August 2, 1999.


@@ Filed as an Exhibit to Amendment No. 3 to Horseshoe Gaming Holding Corp's Form S-4 Registration Statement filed on August 10, 1999.



@@@      Filed herewith.